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                                                                     EXHIBIT 5.1

                      [Letterhead of Russell & DuMoulin]



The Loewen Group Inc.                         August 19, 1996
4126 Norland Avenue
Burnaby, BC  V5G 3S8                          Matter No. LOE 21980

Dear Sirs/Mesdames:

We have acted as British Columbia counsel for The Loewen Group Inc., a body corporate organized under the laws of British Columbia ("Loewen") in connection with the preparation of the Registration Statement on Form S-3 to be filed by Loewen with the Securities and Exchange Commission (the "SEC") on or about August 16, 1996 (the "Registration Statement"), respecting the proposed resale of 1,500,000 Common shares without par value of Loewen (the "Offered Shares") by the Selling Shareholders identified in the Registration Statement.

In this capacity, we have made such investigations and have reviewed such other documents as we have deemed necessary or appropriate under the circumstances, and have made such examinations of law as we have deemed appropriate for the purpose of giving the opinions expressed herein.

We also have been furnished with and have examined originals or copies, certified or otherwise identified to our satisfaction, of all such records of Loewen, agreements and other instruments, certificates of officers and representatives of Loewen, certificates of public officials and other documents as we have deemed necessary to require as a basis for the opinion hereinafter expressed.

In making such examinations, we have assumed (i) the genuineness of all signatures; (ii) the authenticity of all documents submitted to us as originals;
(iii) the conformity to original documents of all documents submitted to us as certified copies or photocopies; (iv) the authority of all persons signing documents examined by us except as to persons signing documents on behalf of Loewen; and (v) the identity and capacity of all individuals acting or purporting to act as public officials.

Based on the foregoing, we are of the opinion that:
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1.    The Offered Shares have been validly issued and are fully paid and non-assessable.

2. The statements in the prospectus included in the Registration Statement (the "Prospectus") under the heading "Enforceability of Certain Civil Liabilities Against Loewen" to the extent that such matters represent matters of law or legal conclusions, are accurate and complete statements or summaries of the matters set forth therein.

We express no opinion as to matters of law in jurisdictions other than the Province of British Columbia and the laws of Canada applicable therein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We further consent to the use of our name under the headings "Legal Matters" and "Enforceability of Certain Civil Liabilities Against Loewen" in the Prospectus.


Very truly yours,

RUSSELL & DuMOULIN

/s/ Russell & DuMoulin